Exhibit 99.1

Contacts:

Michael O. Staiger

Executive Vice President and

Chief Financial Officer

Copper Mountain Networks, Inc.

858.410.7110

IR@coppermountain.com

COPPER MOUNTAIN NETWORKS ANNOUNCES FOURTH QUARTER 2004

FINANCIAL RESULTS

PALO ALTO, Calif., March 14, 2005—Copper Mountain Networks, Inc. (Nasdaq: CMTN), a provider of intelligent broadband access solutions, today announced financial results for the fourth quarter of 2004.

Financial Results

Net revenue for the fourth quarter of 2004 was $1.9 million, compared with $1.8 million in the third quarter of 2004. The fourth quarter net revenue of $1.9 million exceeded the high end of the guidance range provided by the Company in its November 1, 2004 investor conference call.

Net loss on a generally accepted accounting principles (GAAP) basis for the fourth quarter of 2004 was $5.3 million, or $0.74 per share, compared to a net loss of $3.6 million, or $0.51 per share in the third quarter of 2004.

The net loss for the fourth quarter of 2004 includes a non-cash stock-based compensation charge of $0.6 million, a credit of $1.3 million related to the reversal of restructuring reserves due to the early termination of excess facilities, and an inventory obsolescence charge of $1.4 million. The net loss for the third quarter of 2004 includes a non-cash stock-based compensation credit of $1.6 million, a credit of $0.6 million related to the reversal of certain accrued compensation, and an inventory obsolescence charge of $0.9 million.

During the fourth quarter of 2004, net cash and short-term investments decreased by $4.7 million to a balance of $12.4 million at the end of the quarter. Net cash and short-term investments utilized during the third quarter of 2004 was $4.9 million. The fourth quarter utilization of $4.7 million was approximately 22% below the low end of the guidance range provided by the Company in its November 1, 2004 investor conference call.

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Copper Mountain Networks Announces Fourth Quarter 2004 Financial Results	Page 2

Real Estate Lease Terminations

During the fourth quarter, the Company entered into an agreement with the landlord of its San Diego, California facility to terminate a lease on approximately 126,000 square feet, reducing the gross rent obligation associated with this lease by approximately $2.3 million. Under this termination agreement, the Company terminated certain subleases and assigned the remaining subleases to the landlord and entered into a month-to-month lease on up to approximately 13,000 square feet of space in the same facility at a reduced rental rate. This termination was effective January 31, 2005. A copy of the San Diego facility lease and the associated termination agreement are included as Exhibits 10.11 and 10.24, respectively, to the Company’s Annual Report on Form 10-K for the year ending December 31, 2004 filed with the Securities and Exchange Commission on March 14, 2005.

During the first quarter of 2005, the Company entered into a termination agreement with the landlord of its Palo Alto, California facility to assign its sublease to the landlord and terminate its lease on approximately 22,000 square feet, reducing the gross rent obligation associated with this lease by approximately $3.6 million. This termination is subject to various terms and conditions and was effective February 28, 2005. A copy of the Palo Alto facility lease and the associated termination agreement are included as Exhibits 10.25 and 10.26, respectively, to the Company’s Annual Report on Form 10-K for the year ending December 31, 2004 filed with the Securities and Exchange Commission on March 14, 2005.

Merger Agreement

On February 11, 2005 the Company entered into a definitive Agreement and Plan of Merger and Reorganization with Tut Systems, Inc., and Wolf Acquisition Corp., a wholly-owned subsidiary of Tut Systems, Inc. The terms and conditions of this agreement are more fully described in the filing made with the Securities and Exchange Commission on form 8-K on February 14, 2005.

Additional Information about the Proposed Merger

In connection with the proposed merger, Tut Systems and Copper Mountain will be filing a proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”), including a

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Copper Mountain Networks Announces Fourth Quarter 2004 Financial Results	Page 3

proxy statement that will be distributed to stockholders of Copper Mountain. Investors and security holders of Copper Mountain are urged to read the proxy statement/prospectus carefully when it becomes available and any other relevant documents filed with the SEC, because they will contain important information about the proposed merger. Investors will be able to obtain a copy of the proxy statement/prospectus (when available), as well as other filings of Tut Systems and Copper Mountain, free of charge on the SEC’s Internet site ( http://www.sec.gov ). In addition, documents filed by Tut Systems with the SEC can be obtained, without charge, by directing a request to Tut Systems, Inc., Jeff Schline, 6000 SW Meadows Road, Lake Oswego, Oregon, 97035, 917-217-0364, and documents filed with the SEC by Copper Mountain will be available free of charge by contacting Copper Mountain Networks, Inc., Attn. Greg Peck, Vice President, Finance, 10145 Pacific Heights Blvd., Suite 530, San Diego, California, 92121, 858-410-7110. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decision.

About Copper Mountain Networks

Copper Mountain Networks, Inc. (Nasdaq: CMTN) is a provider of intelligent broadband access solutions. The company offers a broad set of subscriber access and broadband remote access server (BRAS) equipment for ILECs, IXCs, PTTs, CLECs, IOCs, and other facilities-based carrier networks worldwide. These products enable efficient and scalable deployment of advanced voice, video, and data services while leveraging existing network infrastructures and reducing both capital and operational costs. Copper Mountain’s products have been proven in some of the world’s largest broadband network deployments. For more information, please visit the company’s World Wide Web site at http://www.coppermountain.com. For investor relations information, contact us at 858.410.7110 or IR@coppermountain.com.

Safe Harbor Warning

Portions of this release contain forward-looking statements regarding future events based on current expectations and are subject to risks and uncertainties, such as statements regarding Copper Mountain’s future operations and the pending merger with Tut Systems. Copper Mountain wishes to caution you that there are some factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: our expectation that we will not generate sufficient revenues to offset anticipated expenses from continuing operations, our limited cash resources and limited ability to raise outside financing

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Copper Mountain Networks Announces Fourth Quarter 2004 Financial Results	Page 4

from any source, the risk that we will not be able to continue our business as a going concern, risks associated with consummating the proposed merger with Tut Systems, the possibility that we would be required to liquidate or file for bankruptcy protection if the proposed merger with Tut Systems is not completed, and the risk that we may not be able to achieve sufficient value from our assets in a liquidation or bankruptcy to return capital to our stockholders. . Prospective investors are cautioned not to place undue reliance on such forward-looking statements. Further, Copper Mountain expressly disclaims any obligation to update or revise any forward-looking statements contained herein to reflect future events or developments after the date hereof. We refer you to the documents Copper Mountain files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2004 and other reports and filings made and to be made with the Securities and Exchange Commission, including, but not limited to, our Quarterly Reports on Form 10-Q.

Copper Mountain and all Copper Mountain product names are trademarks of Copper Mountain Networks, Inc. All other marks are the property of their respective owners.

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Copper Mountain Networks, Inc.

Condensed Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Net revenue	$1,934	$3,132	$7,843	$13,972
Cost of revenue	2,297	1,283	5,668	4,923

Gross margin	(363)	1,849	2,175	9,049
Operating expenses:
Research and development	3,019	2,930	12,986	12,880
Sales and marketing	963	1,756	4,780	6,693
General and administrative	1,727	1,857	6,029	7,679
Amortization of deferred stock compensation	568	695	442	3,594
Recovery of bad debt	—	—	—	(3,404)
Restructuring and other non-recurring costs	(1,320)	—	(1,581)	—

Total operating expenses	4,957	7,238	22,656	27,442

Loss from operations	(5,320)	(5,389)	(20,481)	(18,393)
Other income, net	58	39	201	123

Net loss	$(5,262)	$(5,350)	$(20,280)	$(18,270)

Basic and diluted net loss per share	$(0.74)	$(0.93)	$(3.06)	$(3.22)
Basic and diluted common stock equivalent shares	7,094	5,772	6,623	5,668

Condensed Balance Sheets

(in thousands)

	Dec. 31, 2004	Dec. 31, 2003
Assets
Current assets:
Cash and S-T investments	$12,430	$22,980
Accounts receivable	887	1,305
Inventory	150	2,194
Other current assets	662	734

Total current assets	14,129	27,213
Property and equipment, net	1,271	2,172
Other assets	300	619

	$15,700	$30,004

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$856	$1,127
Accrued liabilities	3,138	6,333
Current notes payable	—	168

Total current liabilities	3,994	7,628
Notes payable	—	—
Other liabilities	651	2,298
Total stockholders’ equity	11,055	20,078

	$15,700	$30,004